UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2021
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Completion of Offering of 0.625% Senior Notes due 2028 by Celanese US Holdings LLC
On September 10, 2021, Celanese US Holdings LLC (“Celanese US”), a wholly owned subsidiary of Celanese Corporation (the “Company”), completed its registered offering (the “Offering”) of €500,000,000 of 0.625% Senior Notes due 2028 (the “Notes”). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, Celanese US, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by an Eleventh Supplemental Indenture, dated September 10, 2021 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Celanese US, certain subsidiaries of Celanese US (the “Subsidiary Guarantors”), the Trustee and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
The Company intends to use the net proceeds from the sale to fund the settlement of the previously-announced tender offer (the “Tender Offer”) to purchase up to €300,000,000 of the Company’s 1.125% Senior Notes due 2023 (the “Tender Offer Notes”) and for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the Tender Offer Notes. The Company may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.
The Notes bear interest at a rate of 0.625% per year, payable annually in arrears. Celanese US’s obligations under the Notes are guaranteed on a senior unsecured basis by the Company and, initially, the Subsidiary Guarantors.
Upon the occurrence of a change of control with a ratings decline, the holders of the Notes will have the right to require Celanese US to make an offer to repurchase each holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.
The Indenture contains covenants limiting, among other things, the Company and the Subsidiary Guarantors’ ability to create liens, enter into sale-leaseback transactions, merge or consolidate, sell or otherwise dispose of all or substantially all of the Company’s assets. The Indenture also contains customary events of default.
The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture or the Eleventh Supplemental Indenture and is qualified in its entirety by reference to the copies of the form of Note, the Eleventh Supplemental Indenture and the Base Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report, which are each incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On September 10, 2021, the Company issued a press release announcing the completion of the Offering and the satisfaction of the financing condition for the Tender Offer. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number
Description
4.1*	Form of 0.625% Senior Note due 2028.

4.2*
Eleventh Supplemental Indenture, dated as of September 10, 2021, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.3
Indenture, dated May 6, 2011, by and between Celanese US Holdings LLC, Celanese Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-32410) filed with the SEC on May 6, 2011).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, dated September 10, 2021.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1*	Press Release dated September 10, 2021, announcing the completion of the Offering and the satisfaction of the financing condition for the Tender Offer.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101).
*     Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ MICHAEL R. SULLIVAN
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	September 10, 2021
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